Exhibit 23.3

Consent of Independent Auditor

Hot Air, Inc.

Fort Lauderdale, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of BurgerFi International, Inc. of our report dated May 4, 2021, relating to the consolidated financial statements of Hot Air, Inc. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Fort Lauderdale, Florida

October 29, 2021